Exhibit 1.01

INTERNATIONAL BUSINESS MACHINES CORPORATION

Conflict Minerals Report

For the reporting period from January 1, 2017 to December 31, 2017

This Conflict Minerals Report (Report) of International Business Machines Corporation (IBM) has been prepared pursuant to Rule 13p-1 and Form SD (collectively, the Rule) promulgated under the Securities Exchange Act of 1934, as amended, for the period from January 1, 2017 through December 31, 2017 (Reporting Period).

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products, and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (collectively, Conflict Minerals). As described in this Report, Conflict Minerals are necessary to the functionality or production of certain products that IBM manufactures or contracts to manufacture.

Design of IBM’s Conflict Minerals Program

IBM’s Conflict Minerals Program is run by a full-time, dedicated team of experienced supply chain professionals within IBM’s Global Procurement organization. The Conflict Minerals team reports to IBM’s Vice President and Chief Procurement Officer, who has responsibility for IBM’s external supply base for IBM’s products. IBM’s Conflict Minerals team gathers information on the sources of Conflict Minerals in IBM’s supply chain and drives in-scope suppliers to obtain Conflict Minerals from conflict-free sources.

Description of IBM’s Products

This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by IBM; and (iii) for which the manufacture was completed during the Reporting Period (Covered Products). The Covered Products include the following product categories that were manufactured or contracted to be manufactured by IBM in 2017:

Servers:  a range of high-performance systems designed to address computing capacity, security and performance needs of businesses, hyperscale cloud service providers and scientific computing organizations. The portfolio includes IBM Z, a trusted enterprise platform for integrating data, transactions and insight, and Power Systems, a system designed from the ground up for big data and analytics, optimized for scale-out cloud and Linux, and delivering open innovation with OpenPOWER.

Storage:  data storage products and solutions that allow clients to retain and manage rapidly growing, complex volumes of digital information and to fuel data-centric cognitive applications. These solutions address critical client requirements for information retention and archiving, security, compliance and storage optimization including data deduplication, availability and virtualization. The portfolio consists of a broad range of software-defined storage solutions, flash storage, disk and tape storage solutions.

Reasonable Country of Origin Inquiry

IBM conducted a good faith reasonable country of origin inquiry regarding the Conflict Minerals. This good faith reasonable country of origin inquiry was designed to determine whether any of the Conflict Minerals originated in the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola (collectively, Covered Countries), and whether any of the Conflict Minerals may be from recycled or scrap sources. Countries identified in the inquiry are contained in Appendix B.

IBM’s Conflict Minerals Due Diligence Design

IBM’s due diligence measures for Conflict Minerals conform in all applicable respects to the framework set forth in the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-Risk Areas, including the related supplements pertaining to downstream companies.

Since IBM is not a direct purchaser of ore or unrefined minerals, it is several tiers “downstream” from the smelters or refiners (SORs) of such minerals. SORs are at the point in the supply chain where ore, concentrates and/or scrap material are converted to a metal. IBM, like many downstream companies, does not have direct business relationships with SORs or visibility to the extraction and movement of Conflict Minerals between SORs and upstream entities. This position increases the difficulty of determining the origin of the Conflict Minerals in the Covered Products and, as a result, IBM relies on industry processes and information from its in-scope direct suppliers.

Description of Due Diligence Measures Performed

IBM’s due diligence reflects the principles of IBM’s Conflict Minerals Standard and IBM’s position in the supply chain as a downstream company, as defined by OECD guidance. IBM’s due diligence process utilizes the Responsible Minerals Initiative (RMI), formerly known as the

Conflict Free Sourcing Initiative, Conflict Minerals Reporting Template (CMRT), including the RMI’s Responsible Minerals Assurance Process (RMAP), the London Bullion Market Association (LBMA) and the Responsible Jewelry Council Chain of Custody Standard (RJC CoC). The RMAP, LBMA and RJC CoC use independent third-party audits to identify SORs that have systems in place to assure sourcing of only conflict-free minerals.

Below is a description of the measures performed by IBM for the Reporting Period.

1. Maintained a strong company management system.

•                  Employed the IBM Conflict Minerals team within IBM’s Global Procurement organization to implement IBM’s Conflict Minerals Program.

•                  Posted IBM’s Conflict Minerals Standard on IBM’s Conflict Minerals-dedicated public website, www.ibm.com/conflictminerals.

•                  Provided links to Conflict Minerals information to in-scope direct suppliers from the IBM Global Procurement and RMI websites.

•                  Provided an online grievance mechanism for internal and external parties to report concerns regarding Conflict Minerals to IBM’s Ombudsman.

•                  Retained records related to Conflict Minerals in conformance with IBM’s records retention policy.

•                  Included Conflict Minerals requirements in standard contract templates.

•                  Delivered Conflict Minerals education to suppliers attending our global education webinar.

2. Continued to identify and assess risks in the supply chain.

•                  Requested IBM’s in-scope direct suppliers to identify SORs and related Conflict Minerals information through the use of the CMRT.

•                  Reviewed the information provided in the CMRTs against IBM’s validation criteria.

•                  Managed collection of CMRTs and tracked status of supplier responses.

•                  Analyzed the CMRTs for completeness and accuracy, and, when appropriate, communicated errors and actions required to in-scope direct suppliers.

•                  Used RMI Compliant Smelter Sourcing Information and other research to ascertain whether any Conflict Minerals in the Covered Products may have originated in the Covered Countries.

•                  Compared SORs identified by the in-scope direct suppliers against RMI information to determine valid SORs and their RMAP status; also checked the status of SORs against LBMA and RJC CoC information.

•                  Engaged a third-party consultant to research SORs sourcing Conflict Minerals from Covered Countries.

3. Designed and implemented a strategy to respond to identified risks.

•                  Reported to IBM’s Global Procurement management on topics such as progress of CMRT collection efforts, in-scope direct supplier conflict-free progress, smelter risk mitigation, and driving identified SORs toward RMAP listing.

•                  Identified high-risk SORs and required in-scope direct suppliers reporting high-risk SORs to validate whether minerals from the SOR are contained in the products provided to

IBM. If confirmed that Conflict Minerals from the high-risk SOR were in Covered Products, requested in-scope direct suppliers to remove the SOR from the IBM supply chain.

•                  Stayed informed of macro Conflict Minerals issues and developments through participation in the RMI.

•                  Participated in SOR site visits in China, Czech Republic, India, Netherlands and Vietnam to discuss matters regarding RMAP, such as SOR participation and operations.

•                  Contacted select SORs without a conflict-free designation, directly or indirectly in conjunction with RMI’s smelter engagement teams, to encourage their participation in RMAP or other independent third-party audit programs.

4. Supported the implementation of independent third-party audits of supply chain due diligence.

•                  Supported RMI initiatives through participation in RMI workgroups.

•                  Worked in concert with RMI to enhance SOR outreach to drive RMAP participation.

•                  Attended minerals conferences in China, Dubai, India and Indonesia to meet with SOR and industry contacts to further RMAP engagement.

•                  Donated funds to the Electronic Industry Citizenship Coalition (EICC) Foundation.

5. Reported on supply chain due diligence.

•                  Pursuant to the Rule, annually file Form SD and IBM’s Conflict Minerals Report.

•                  Published the 2016 Conflict Minerals Report on IBM’s Conflict Minerals-dedicated public website, www.ibm.com/conflictminerals.

•                  Included Conflict Minerals information in IBM’s annual Corporate Responsibility Report.

Reporting Period Determination and Findings

Based on the information obtained through the due diligence process described herein, IBM believes that the SORs that may be used to process the Conflict Minerals contained in the Covered Products are listed in Appendix A. Further, as listed in Appendix B, IBM has reasonably determined the potential countries of origin of the Conflict Minerals in the Covered Products.

For calendar year 2017, IBM requested CMRTs from our in-scope direct suppliers and received responses from all of those suppliers. The following table illustrates the percentage of 2017 SORs in the IBM supply chain assessed as conflict free using the RMAP, LBMA and RJC CoC status (as of March 28, 2018) and the results of our further due diligence on SORs not participating in one of those third-party audit processes.

Conflict Mineral	2017 Compliant SORs vs. Total SORs identified in IBM CMRT	2017 Compliant SOR Percentage	2017 SORs Participating in a Recognized Conflict-Free Audit Program or Reasonably Determined to Source from Outside Covered Countries or Recycled Scrap	2017 SORs Participating in a Recognized Conflict-Free Audit Program or Reasonably Determined to Source from Outside Covered Countries or Recycled Scrap Percentage
Tantalum	40 of 41	98%	40 of 41	98%
Tin	70 of 79	89%	75 of 79	95%
Tungsten	41 of 46	89%	42 of 46	91%
Gold	104 of 141	74%	124 of 141	88%
Total	255 of 307	83%	281 of 307*	92%

* All of IBM’s in-scope direct suppliers completed a CMRT, with 99% upstream supplier reporting (versus 93% upstream reporting in 2016), resulting in the identification of 307 SORs in IBM’s supply chain for 2017.

The following graph illustrates IBM’s overall progress of reported SORs toward conflict-free sources.

** In calendar years 2013 and 2014, Conflict Free SORs included only those SORs that were determined to be “Compliant” with a recognized third-party audit process. For 2015 and

2016, Conflict Free SORs also included those that are “Active” in a third-party audit process. The 2017 Conflict Free SORs list also includes those SORs reasonably determined to source Conflict Minerals from outside Covered Countries or from recycled or scrap sources.

IBM Requirement for Suppliers to be Conflict Free

IBM continued its initiative to have all in-scope direct suppliers achieve a conflict-free supply chain. In-scope direct suppliers with CMRTs containing SORs that are not progressing toward, or not already, conflict free are required to remove those SORs from products provided to IBM. The IBM Conflict Minerals team and the Global Procurement Organization work with those suppliers to help them achieve this goal. Their progress is tracked and reported to IBM executives twice per month along with IBM’s progress toward conflict-free status.

IBM’s Next Steps to Mitigate Conflict Minerals Risk

IBM expects to take the following steps to improve its due diligence measures and to further mitigate the risk that the Conflict Minerals contained in the Covered Products finance or benefit armed groups in the Covered Countries:

•                  By participating in the RMI, contribute to the continued development of collaborative tools and resources for companies to use to assess their supply chains and avoid inclusion of Conflict Minerals in the extended supply chain.

•                  Remain aware of developments in Conflict Minerals due diligence processes by participation in the RMI and apply that knowledge to IBM’s Conflict Minerals risk assessment and mitigation actions.

•                  Work in concert with RMI members and in-scope direct suppliers to contact SORs to better understand their sourcing circumstances and gain their commitment to a RMAP assessment or another recognized validation scheme.

•                  Seek resolution for the identified SORs in IBM’s supply chain that are not currently on RMI’s list of recognized SORs and drive additional identified SORs in IBM’s supply chain into the RMAP.

•                  Improve CMRT response completeness from in-scope direct suppliers through IBM’s review and feedback to those suppliers using the most current SOR information.

•                  Drive in-scope direct suppliers to provide product-specific CMRTs instead of company-level CMRTs, as company-level CMRTs may include SORs not used in the supply chain for Covered Products; use of product-specific CMRTs by in-scope direct suppliers will enable IBM to have a more precise list of SORs used in the Covered Products.

•                  Continue to influence upstream sourcing practices to require the usage of RMAP-compliant SORs, including the use of conflict-free contract clauses.

IBM’s Support of RMI

As outlined in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, the internationally recognized standard on which IBM’s due diligence is based, IBM supports an industry initiative that audits the due diligence activities of SORs. That industry initiative is the RMI’s RMAP. The reasonable country of origin data on which IBM relied for certain statements in this Report was obtained through our membership in the RMI. IBM is an active contributor to RMI through our participation in various working groups. IBM’s member ID:  MIBM.

Appendix A

Smelters or Refiners (SORs) that may be used to process the Conflict Minerals contained in the Covered Products.

SOR Status:

•                  “Compliant” indicates that the SOR is publicly listed on the RMAP, LBMA Good Delivery List or RJC Chain-of-Custody web sites and considered conflict free for 2017.

•                  “Active” indicates that the SOR is in process for RMAP assessment.

•                  “Not Participating” indicates that the SOR is not a current participant in any of the above-mentioned processes.

•                  “No Longer Applicable” indicates that the SOR has ceased operating or no longer meets the RMI definition of smelter or refiner.

Metal	Name of SOR	Country Location of SOR	SOR Status as of March 28, 2018
Gold	Abington Reldan Metals, LLC	United States	Not Participating
Gold	Advanced Chemical Company	United States	Compliant
Gold	Aida Chemical Industries Co., Ltd.	Japan	Compliant
Gold	Al Etihad Gold LLC	United Arab Emirates	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Compliant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Compliant
Gold	Argor-Heraeus S.A.	Switzerland	Compliant
Gold	Asahi Pretec Corp.	Japan	Compliant
Gold	Asahi Refining Canada Ltd.	Canada	Compliant
Gold	Asahi Refining USA Inc.	United States	Compliant
Gold	Asaka Riken Co., Ltd.	Japan	Compliant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Not Participating
Gold	AU Traders and Refiners	South Africa	Compliant
Gold	Aurubis AG	Germany	Compliant
Gold	Bangalore Refinery	India	Active

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Compliant
Gold	Boliden AB	Sweden	Compliant
Gold	C. Hafner GmbH + Co. KG	Germany	Compliant
Gold	Caridad	Mexico	Not Participating
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Compliant
Gold	Cendres + Metaux S.A.	Switzerland	Compliant
Gold	Chimet S.p.A.	Italy	Compliant
Gold	Chugai Mining	Japan	Not Participating
Gold	Daejin Indus Co., Ltd.	South Korea	Compliant
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Compliant
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	Not Participating
Gold	DODUCO Contacts and Refining GmbH	Germany	Compliant
Gold	Dowa	Japan	Compliant
Gold	DSC (Do Sung Corporation)	South Korea	Compliant
Gold	Eco-System Recycling Co., Ltd.	Japan	Compliant
Gold	Elemetal Refining, LLC	United States	No Longer Applicable
Gold	Emirates Gold DMCC	United Arab Emirates	Compliant
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India	Not Participating
Gold	Geib Refining Corporation	United States	Compliant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Compliant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	Compliant
Gold	Guangdong Jinding Gold Limited	China	Not Participating
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	Not Participating
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Not Participating

Gold	HeeSung Metal Ltd.	South Korea	Compliant
Gold	Heimerle + Meule GmbH	Germany	Compliant
Gold	Heraeus Metals Hong Kong Ltd.	China	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Compliant
Gold	Hunan Chenzhou Mining Co., Ltd.	China	Not Participating
Gold	HwaSeong CJ CO., LTD.	South Korea	Not Participating
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Compliant
Gold	Istanbul Gold Refinery	Turkey	Compliant
Gold	Italpreziosi	Italy	Compliant
Gold	Japan Mint	Japan	Compliant
Gold	Jiangxi Copper Co., Ltd.	China	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russia	Compliant
Gold	JSC Uralelectromed	Russia	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Compliant
Gold	Kaloti Precious Metals	United Arab Emirates	Not Participating
Gold	Kazakhmys Smelting LLC	Kazakhstan	Not Participating
Gold	Kazzinc	Kazakhstan	Compliant
Gold	Kennecott Utah Copper LLC	United States	Compliant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Active
Gold	Kojima Chemicals Co., Ltd.	Japan	Compliant
Gold	Korea Zinc Co., Ltd.	South Korea	Compliant
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Compliant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russia	Not Participating

Gold	L’azurde Company For Jewelry	Saudi Arabia	Not Participating
Gold	Lingbao Gold Co., Ltd.	China	Not Participating
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Not Participating
Gold	L’Orfebre S.A.	Andorra	Active
Gold	LS-NIKKO Copper Inc.	South Korea	Compliant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Not Participating
Gold	Marsam Metals	Brazil	Compliant
Gold	Materion	United States	Compliant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	China	Compliant
Gold	Metalor Technologies S.A.	Switzerland	Compliant
Gold	Metalor USA Refining Corporation	United States	Compliant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Compliant
Gold	Mitsubishi Materials Corporation	Japan	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	India	Compliant
Gold	Modeltech Sdn Bhd	Malaysia	Active
Gold	Morris and Watson	New Zealand	Not Participating
Gold	Morris and Watson Gold Coast	Australia	Not Participating
Gold	Moscow Special Alloys Processing Plant	Russia	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Compliant

Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Compliant
Gold	Nihon Material Co., Ltd.	Japan	Compliant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Compliant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russia	Compliant
Gold	OJSC Novosibirsk Refinery	Russia	Compliant
Gold	PAMP S.A.	Switzerland	Compliant
Gold	Pease & Curren	United States	Not Participating
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	Not Participating
Gold	Planta Recuperadora de Metales SpA	Chile	Compliant
Gold	Prioksky Plant of Non-Ferrous Metals	Russia	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Compliant
Gold	PX Precinox S.A.	Switzerland	Compliant
Gold	Rand Refinery (Pty) Ltd.	South Africa	Compliant
Gold	Refinery of Seemine Gold Co., Ltd.	China	Not Participating
Gold	Remondis Argentia B.V.	Netherlands	Active
Gold	Republic Metals Corporation	United States	Compliant
Gold	Royal Canadian Mint	Canada	Compliant
Gold	SAAMP	France	Compliant
Gold	Sabin Metal Corp.	United States	Not Participating
Gold	Safimet S.p.A	Italy	Compliant
Gold	SAFINA A.S.	Czech Republic	Active
Gold	Sai Refinery	India	Not Participating
Gold	Samduck Precious Metals	South Korea	Compliant

Gold	Samwon Metals Corp.	South Korea	Not Participating
Gold	SAXONIA Edelmetalle GmbH	Germany	Compliant
Gold	Schone Edelmetaal B.V.	Netherlands	Compliant
Gold	SEMPSA Joyeria Plateria S.A.	Spain	Compliant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Not Participating
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Compliant
Gold	Singway Technology Co., Ltd.	Taiwan	Compliant
Gold	So Accurate Group, Inc.	United States	No Longer Applicable
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russia	Compliant
Gold	Solar Applied Materials Technology Corp.	Taiwan	Compliant
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	Not Participating
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Compliant
Gold	SungEel HiMetal Co., Ltd.	South Korea	Compliant
Gold	T.C.A S.p.A	Italy	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Compliant
Gold	Tokuriki Honten Co., Ltd.	Japan	Compliant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	Not Participating
Gold	TOO Tau-Ken-Altyn	Kazakhstan	Not Participating
Gold	Torecom	South Korea	Compliant
Gold	Umicore Brasil Ltda.	Brazil	Compliant

Gold	Umicore Precious Metals Thailand	Thailand	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Compliant
Gold	United Precious Metal Refining, Inc.	United States	Compliant
Gold	Valcambi S.A.	Switzerland	Compliant
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Compliant
Gold	WIELAND Edelmetalle GmbH	Germany	Compliant
Gold	Yamakin Co., Ltd.	Japan	Compliant
Gold	Yokohama Metal Co., Ltd.	Japan	Compliant
Gold	Yunnan Copper Industry Co., Ltd.	China	Not Participating
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Compliant
Tantalum	Asaka Riken Co., Ltd.	Japan	Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Compliant
Tantalum	D Block Metals, LLC	United States	Compliant
Tantalum	Duoluoshan	China	Not Participating
Tantalum	Exotech Inc.	United States	Compliant
Tantalum	F&X Electro-Materials Ltd.	China	Compliant
Tantalum	FIR Metals & Resource Ltd.	China	Compliant
Tantalum	Global Advanced Metals Aizu	Japan	Compliant
Tantalum	Global Advanced Metals Boyertown	United States	Compliant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Compliant
Tantalum	H.C. Starck Co., Ltd.	Thailand	Compliant

Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Compliant
Tantalum	H.C. Starck Inc.	United States	Compliant
Tantalum	H.C. Starck Ltd.	Japan	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	Compliant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Compliant
Tantalum	Jiangxi Tuohong New Raw Material	China	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Compliant
Tantalum	KEMET Blue Metals	Mexico	Compliant
Tantalum	KEMET Blue Powder	United States	Compliant
Tantalum	LSM Brasil S.A.	Brazil	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Compliant
Tantalum	Mineracao Taboca S.A.	Brazil	Compliant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Compliant
Tantalum	NPM Silmet AS	Estonia	Compliant
Tantalum	Power Resources Ltd.	Macedonia	Compliant
Tantalum	QuantumClean	United States	Compliant

Tantalum	Resind Industria e Comercio Ltda.	Brazil	Compliant
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Compliant
Tantalum	Solikamsk Magnesium Works OAO	Russia	Compliant
Tantalum	Taki Chemical Co., Ltd.	Japan	Compliant
Tantalum	Telex Metals	United States	Compliant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	Compliant
Tin	Alpha	United States	Compliant
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	Not Participating
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Compliant
Tin	China Tin Group Co., Ltd.	China	Compliant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China	Not Participating
Tin	CV Ayi Jaya	Indonesia	Compliant
Tin	CV Dua Sekawan	Indonesia	Compliant
Tin	CV Gita Pesona	Indonesia	Compliant
Tin	CV Tiga Sekawan	Indonesia	Compliant
Tin	CV United Smelting	Indonesia	Compliant
Tin	CV Venus Inti Perkasa	Indonesia	Compliant
Tin	Dowa	Japan	Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy JSC	Vietnam	Not Participating
Tin	EM Vinto	Bolivia	Compliant

Tin	Estanho de Rondonia S.A.	Brazil	Not Participating
Tin	Fenix Metals	Poland	Compliant
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	Compliant
Tin	Gejiu Jinye Mineral Company	China	Compliant
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Compliant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Compliant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Not Participating
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Compliant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	Compliant
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Compliant
Tin	Huichang Jinshunda Tin Co., Ltd.	China	Compliant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	Compliant
Tin	Jiangxi New Nanshan Technology Ltd.	China	Compliant
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	Compliant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Compliant
Tin	Melt Metais e Ligas S.A.	Brazil	Compliant
Tin	Metallic Resources, Inc.	United States	Compliant
Tin	Metallo Belgium N.V.	Belgium	Compliant
Tin	Metallo Spain S.L.U.	Spain	Compliant
Tin	Mineracao Taboca S.A.	Brazil	Compliant
Tin	Minsur	Peru	Compliant
Tin	Mitsubishi Materials Corporation	Japan	Compliant

Tin	Modeltech Sdn Bhd	Malaysia	Active
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	Not Participating
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Compliant
Tin	Operaciones Metalurgical S.A.	Bolivia	Compliant
Tin	PT Aries Kencana Sejahtera	Indonesia	Compliant
Tin	PT Artha Cipta Langgeng	Indonesia	Compliant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Compliant
Tin	PT Babel Inti Perkasa	Indonesia	Compliant
Tin	PT Bangka Prima Tin	Indonesia	Compliant
Tin	PT Bangka Tin Industry	Indonesia	Compliant
Tin	PT Belitung Industri Sejahtera	Indonesia	Compliant
Tin	PT Bukit Timah	Indonesia	Compliant
Tin	PT DS Jaya Abadi	Indonesia	Compliant
Tin	PT Eunindo Usaha Mandiri	Indonesia	Compliant
Tin	PT Inti Stania Prima	Indonesia	Compliant
Tin	PT Karimun Mining	Indonesia	Compliant
Tin	PT Kijang Jaya Mandiri	Indonesia	Compliant
Tin	PT Lautan Harmonis Sejahtera	Indonesia	Compliant
Tin	PT Menara Cipta Mulia	Indonesia	Compliant
Tin	PT Mitra Stania Prima	Indonesia	Compliant
Tin	PT O.M. Indonesia	Indonesia	No Longer Applicable
Tin	PT Panca Mega Persada	Indonesia	Compliant
Tin	PT Premium Tin Indonesia	Indonesia	Compliant
Tin	PT Prima Timah Utama	Indonesia	Compliant
Tin	PT Refined Bangka Tin	Indonesia	Compliant
Tin	PT Sariwiguna Binasentosa	Indonesia	Compliant
Tin	PT Stanindo Inti Perkasa	Indonesia	Compliant
Tin	PT Sukses Inti Makmur	Indonesia	Compliant
Tin	PT Sumber Jaya Indah	Indonesia	Compliant
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	Compliant

Tin	PT Timah (Persero) Tbk Mentok	Indonesia	Compliant
Tin	PT Tinindo Inter Nusa	Indonesia	Compliant
Tin	PT Tommy Utama	Indonesia	Compliant
Tin	Resind Industria e Comercio Ltda.	Brazil	Compliant
Tin	Rui Da Hung	Taiwan	Compliant
Tin	Soft Metais Ltda.	Brazil	Compliant
Tin	Super Ligas	Brazil	Not Participating
Tin	Thaisarco	Thailand	Compliant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	Not Participating
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Compliant
Tin	Yunnan Tin Company Limited	China	Compliant
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Compliant
Tungsten	ACL Metais Eireli	Brazil	Compliant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Compliant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Compliant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	Active
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Compliant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China	Not Participating

Tungsten	Global Tungsten & Powders Corp.	United States	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	Compliant
Tungsten	H.C. Starck Tungsten GmbH	Germany	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Compliant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China	Not Participating
Tungsten	Hydrometallurg, JSC	Russia	Compliant
Tungsten	Japan New Metals Co., Ltd.	Japan	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Compliant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China	Not Participating
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Compliant
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	Not Participating
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Compliant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Compliant
Tungsten	Kennametal Fallon	United States	Compliant
Tungsten	Kennametal Huntsville	United States	Compliant

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Compliant
Tungsten	Moliren Ltd.	Russia	Compliant
Tungsten	Niagara Refining LLC	United States	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam	Compliant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Compliant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	Compliant
Tungsten	Unecha Refractory metals plant	Russia	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam	Compliant
Tungsten	Wolfram Bergbau und Hutten AG	Austria	Compliant
Tungsten	Woltech Korea Co., Ltd.	South Korea	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Compliant

Appendix B

Countries of Origin for Conflict Minerals potentially associated with the SORs listed in Appendix A.

Argentina	Laos
Australia	Madagascar
Austria	Malaysia
Benin	Mali
Bolivia	Mexico
Brazil	Mongolia
Bulgaria	Mozambique
Burkina Faso	Myanmar
Burundi	Namibia
Cambodia	Nicaragua
Canada	Nigeria
Chile	Panama
China	Peru
Colombia	Portugal
Democratic Republic of the Congo	Russia
Ecuador	Rwanda
Eritrea	Senegal
Ethiopia	Sierra Leone
France	South Africa
Georgia	Spain
Germany	Tajikistan
Ghana	Thailand
Guatemala	Togo
Guinea	Turkey
Guyana	Uganda
Honduras	United Kingdom
India	United States
Indonesia	Uzbekistan
Japan	Vietnam
Kazakhstan	Zimbabwe
Kyrgyzstan